UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[   ]      Preliminary Information Statement
[   ]      Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information statement

SIN HOLDINGS, INC.
(Name of Registrant As Specified In Charter)

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SIN HOLDINGS, INC.
3225 S. Garrison Street, Unit 21
Lakewood, Colorado 80227
(303) 763-7527

December 27, 2006

To the shareholders of SIN Holdings, Inc.:

     The Annual Meeting of the shareholders of SIN Holdings, Inc. (the “Company”) will be held at our executive offices located at 3225 S. Garrison Street, Unit 21, Lakewood, Colorado 80227, at 10:00 a.m. on January 29, 2007, or at any adjournment or postponement thereof, for the following purposes:

1.	To elect the director of the Company.

2.	To amend the Articles of Incorporation for the following purposes:

a.	to increase the number of authorized common shares from 30,000,000 to 400,000,000;

b.	to increase the number of authorized preferred shares from 10,000,000 to 100,000,000;

c.	to be able to divide the Preferred Stock into series and to fix and determine the relative rights, limitations and preferences of each series of preferred shares;

d.	eliminate the five-person maximum number of directors on the Company’s Board of Directors; and

e.

to include the provision that stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

3.	To transact such other business as properly may come before the meeting.

     Details relating to the above matters are set forth in the attached Information Statement. All of our shareholders of record as of the close of business on December 14, 2006 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. Desert Bloom Investments, Inc., wholly-owned by Steve S. Sinhoui (the Company’s Chief Executive Officer and sole Director), owns 6,000,000 of the Company’s 7,278,000 issued and outstanding common shares. Because Desert Bloom Investments, Inc. holds a majority of the voting rights of all outstanding shares of capital stock as of the Record Date and will be voting in favor of the foregoing actions, no proxies will be solicited.

     The enclosed Information Statement and Notice of Annual Meeting is being mailed on or about December 27, 2006 to stockholders of record as of the close of business on December 14, 2006. You are urged to read the enclosed Information Statement in its entirety.

For the Board of Directors of SIN HOLDINGS, INC. By: /s/ Steve S. Sinohui Steve S. Sinohui President, CEO, and Chairman

INFORMATION STATEMENT AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 29, 2007

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

SIN HOLDINGS, INC.
3225 S. Garrison Street, Unit 21
Lakewood, Colorado 80227

December 27, 2006

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of SIN Holdings, Inc., a Colorado corporation (the “Company”), to notify such Stockholders that the Annual Meeting of the shareholders of SIN Holdings, Inc. (the “Company”) will be held at our executive offices located at 3225 S. Garrison Street, Unit 21, Lakewood, Colorado 80227, at 10:00 a.m. on January 29, 2007, or at any adjournment or postponement thereof. At the Annual Meeting, the following issues will come before the Stockholders for a vote:

1.	Re-elect Steve S. Sinohi as the sole director of the Company.

2.	Amend the Articles of Incorporation for the following purposes:

a.	to increase the number of authorized common shares from 30,000,000 to 400,000,000;

b.	to increase the number of authorized preferred shares from 10,000,000 to 100,000,000;

c.	to be able to divide the Preferred Stock into series and to fix and determine the relative rights, limitations and preferences of each series of preferred shares;

d.	eliminate the five-person maximum number of directors on the Company’s Board of Directors; and

e.

to include the provision that stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

3.	To transact such other business as may properly come before the meeting.

INFORMATION ON MAJORITY SHAREHOLDER

As of December 14, 2006, the Company had 7,278,000 shares of Common Stock issued and outstanding and 100,000 shares of Preferred Stock issued and outstanding. On December 14, 2006, Desert Bloom Investments, Inc. owned 6,000,000 shares representing approximately 82% of the 7,278,000 shares of Common Stock then outstanding (“Majority Shareholder”) and 100,000 shares of non-voting Preferred Stock representing 100% of the issued and outstanding preferred.

VOTING SHARES

The close of business on December 14, 2006 has been fixed by our Board of Directors as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval. Cumulative voting for directors is not permitted. A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders’ meeting.

The Majority Shareholder will vote its shares in favor of the issues put forth before the shareholders. Because the Majority Shareholder holds a majority of the voting rights of all outstanding shares of capital stock as of the Record Date, will vote in favor of the foregoing actions and has sufficient voting power to approve such proposals through its ownership of the capital stock, proxies will not be solicited in connection with this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 14, 2006 with respect to the beneficial ownership of the outstanding shares of the Company’s capital stock by (i) each person known by the Company who will beneficially own 5% or more of the outstanding shares; (ii) the officers and directors of the Company; and (iii) all the aforementioned officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of December 14, 2006 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 7,278,000 common shares issued and outstanding on a fully converted basis as of December 14, 2006.

Name of Beneficial Owner	Amount of Beneficial Ownership		Percent of Beneficial Ownership
Desert Bloom Investments, Inc. (1)	6,000,000	(2)	82.44%
Executive Officer and Director (one person)	6,000,000		82.44%
_______________________
(1)	Address is c/o Steve S. Sinohui, P. O. Box 370912, Denver, CO 80237
(2)	Steve S. Sinohui has a 100% equity ownership in Desert Bloom Investments, Inc. Steve S. Sinohui is our Chief Executive Officer, Secretary and Chairman of the Board of Directors.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS’ RIGHT OF APPRAISAL

None.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. The Board of Directors has fixed the close of business on December 14, 2006, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are also being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 30 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about December 27, 2006 to all Stockholders of record as of the Record Date.

PROPOSAL 1
ELECTION OF DIRECTORS

     At the Annual Meeting, our shareholders will elect the Board of Directors. Steve S. Sinohui, the Company’s sole Director will be nominated for reelection. Cumulative voting is not permitted in the election of directors. Mr. Sinohui is also the sole member of the Board of Directors as well as the sole officer of the Company. His name and biographical information is set forth below. Mr. Sinohui has consented to be named herein and to serve if elected.

Name	Age	Position
Steve S. Sinohui	58	Director, President, Secretary and Treasurer

     The Director will hold office until the next annual meeting of stockholders following his election unless he earlier resigns or is removed as provided in the bylaws.

     The following is a summary of Mr. Sinohui’s business experience.

     Steve S. Sinohui has served as the President, the Treasurer, the Secretary and a director of SIN Holdings and Senior-Inet since the inception of both companies on November 27, 2000. Since 2005, Mr. Sinohui has been a supervisor with UPS Cartage Services International in Denver, Colorado. Additionally, Mr. Sinohui has served as a broker for Urban Companies, a Lakewood, Colorado, corporation since 1994, where he is involved in locating and securing commercial real estate opportunities, listing and selling residential and commercial real estate and property management. >From 1989 to 1994, Mr. Sinohui served as a project manager for ATMA, Inc., a distributor of medical supplies, where he supervised and directed the physical inventory and asset management of capital equipment, evaluated and supervised the development and implementation of computer programs and equipment, including database and inventory management software and equipment, and managed over 80 multiple-site, inventory personnel. From 1983 to 1987, Mr. Sinohui served as the Vice President of Marketing for the National OTC Stock Journal, a national finance newspaper, which covered the over-the-counter stock market. During his tenure with the National OTC Stock Journal, Mr. Sinohui developed a marketing and promotional program, which included long-term advertising campaigns for national and international clients. Mr. Sinohui also planned, organized and developed sales for three national financial trade shows, which were teleconferenced to over twenty cities. The trade shows presented a format for investors to interact with executive officers of publicly-held companies from the United States, Canada and Europe. Mr. Sinohui attended Phoenix College, Phoenix, Arizona, with a curriculum in broadcasting and journalism, from 1966 to 1969.

Compensation of Directors and Officers

     Mr. Sinohui has received no compensation for his role as Director or as an officer of the Company. Mr. Sinohui does not have an employment agreement with the Company.

Meetings of the Board of Directors

     Our Board of Directors met last on December 20, 2001. Mr. Sinohui was in attendance at that meeting as the sole Director and Shareholder. The Board of Directors has approved several actions by unanimous written consent, and Mr. Sinohui participated in all such Board action, including one such action approved during our last fiscal year ending December 31, 2005.

Compliance With Section 16(A) Of The Securities Exchange Act Of 1934

     Mr. Sinohui is our only executive officer and director and is the only beneficial owner of more than 10% of our Common Stock, and the only person required to file reports of ownership and changes in ownership of the Common Stock with the SEC. We believe Mr. Sinohui has timely filed all such reports.

Board Recommendation

     The Board recommends a vote of FOR the election of Mr. Sinohui.

PROPOSAL 2
PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

     Our Board of Directors unanimously approved and recommended for submission to the stockholders a proposal to amend the Company’s Articles of Incorporation for the following purposes:

a.	to increase the number of authorized common shares from 30,000,000 to 400,000,000;

b.	to increase the number of authorized shares of preferred stock from 10,000,000 to 100,000,000;

c.	authorize the Board of Directors to divide the Preferred Stock into series and to fix and determine the relative rights, limitations and preferences of each series of the preferred shares;

d.	eliminate the five-person maximum number of directors on the Company’s Board of Directors; and

e.

to include a provision that stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present, as authorized by the Colorado Business Corporation Act.

Reasons for Adoption of the Amended and Restated Articles

     As part of its continuing efforts to improve the corporate governance of the Company, our Board of Directors has reviewed and evaluated the Company’s existing corporate governance documents, including our articles of incorporation (the “Existing Articles”). Our original articles of incorporation were adopted in 2000. The Board determined that it is in the best interests of our Company and shareholders to amend and restate the Existing Articles to modernize our Existing Articles, remove unnecessary and outdated references and include new references to the Colorado Business Corporations Act. Additionally, amending and restating our existing Articles of Incorporation, and increasing our authorized shares and the flexibility with which preferred stock may be issued may assist us in the event we enter in to a business combination.

     If the proposal to adopt the Amended and Restated Articles is approved, it will result in certain changes in your rights as a shareholder. We have summarized these changes and other differences below under the section entitled “Comparison of Shareholder Rights Before and After Adoption of Amended and Restated Articles.” This summary regarding the Amended and Restated Articles is qualified in its entirety by reference to the text of the Amended and Restated Articles, attached to this Information Statement as Appendix A.

Comparison of Shareholder Rights Before and After Adoption of Amended and Restated Articles

     Because of differences between our present Articles of Incorporation and the Amended and Restated Articles, the adoption of the Amended and Restated Articles will effect certain changes in the rights of our shareholders.

     Summarized below are the most significant differences between the rights of our shareholders under the Existing Articles and under the Amended and Restated Articles. The existing Articles and our bylaws are available for inspection during business hours at our principal executive offices at 3225 S. Garrison Street, Unit 21, Lakewood, Colorado 80227. In addition, copies may be obtained by writing to the Company’s Secretary at the same address.

The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to the Existing Articles and the Amended and Restated Articles.

Articles of Incorporation now in effect	Amended and Restated Articles
Authorized Shares
The Company’s Existing Articles authorize the Company to	The Amended and Restated Articles would authorize the Company
issue 30 million shares of Common Stock and 10 million	to issue 400 million shares of Common Stock and 100 million
shares of Preferred Stock	shares of Preferred Stock.
Preferred Shares

The Company’s Existing Articles provide that any Preferred	The Amended and Restated Articles would authorize the Company
Stock will be nonvoting stock	to divide and issue the preferred stock in series. Preferred shares of each series when issued shall be designated to

Articles of Incorporation now in effect	Amended and Restated Articles
distinguish them from the shares of all other series. The
Board of Directors would be vested with authority to divide
the class of preferred stock into series and to fix and
determine the relative rights, limitations and preferences of the shares of any such series so established in respect of
the following:

(a) The number of shares to constitute such series, and the
distinctive designations thereof;

(b) The rate and preference of any dividends and the time of payment of any dividends, whether dividends are cumulative
and the date from which any dividends shall accrue;

(c) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(d) The amount payable upon shares in event of involuntary
liquidation;

(e) The amount payable upon shares in event of voluntary
liquidation;

(f) Sinking fund or other provisions, if any, for the
redemption or purchase of shares;

(g) The terms and conditions on which shares may be
converted, if the shares of any series are issued with the
privilege of conversion;

(h) Voting rights, if any; and

(i) Any other relative rights and preferences of shares of
(such series, including without limitation any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or
powers to which shares of any future series shall be subject.
Maximum Number of Directors on Board of Directors

The Existing Articles provide that the number of directors	The Amended and Restated Articles provide that the number of
shall not be more than five nor less than one	directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution
adopted from time to time by the board of directors and
remove any language limited the number of directors to five.
Shareholder Approval
The Existing Articles provide that, whenever the	The Amended and Restated Articles provide that, unless
shareholders must approve or authorize a matter, the	otherwise provided in the Amended and Restated Articles or
affirmative vote of a majority of the shares outstanding is	under the Colorado Business Corporations Act (“CBCA”),
necessary to constitute approval or authorization	shareholders acting at a meeting may approve a matter if the votes in favor exceed the votes opposed to the matter. This
shareholder approval standard is the generally applicable
standard set forth in Section 7-107-206 of the CBCA, unless a company adopts a higher approval requirement for certain
actions.

Effective Time

     If the Amended and Restated Articles are approved, the Amended and Restated Articles as set forth in Appendix A will become effective upon the filing of, and at the date and time specified in the Amended and Restated Articles with the Secretary of State of Colorado upon acceptance thereof by the Colorado Secretary of State.

     If the Amended and Restated Articles are approved, it is anticipated that our Board of Directors will cause the Amended and Restated Articles to be filed as promptly as reasonably possible following such approval. However, the filing of the Amended and Restated Articles may be delayed by the Board of Directors or abandoned by action of our Board of Directors at any time prior to the effective time of filing, whether before or after the approval by our shareholders, if our Board of Directors determines for any reason, in its sole judgment and discretion, that the filing should be delayed or would be inadvisable or not in the best interests of the Company and its shareholders, as the case may be.

Regulatory Approval

     To the Company’s knowledge, the only required regulatory or governmental approval or filing necessary in connection with the Amended and Restated Articles will be the filing of the Amended and Restated Articles with the Secretary of State of Colorado.

No Dissenters’ Rights

     Under the CBCA, our shareholders are not entitled to dissenters’ rights with respect to the approval of the Amended and Restated Articles, and we will not independently provide shareholders with any such right.

Board Recommendation

     Our Board of Directors recommends the shareholders vote FOR the adoption of the Amended and Restated Articles.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

A copy of the following documents, as filed with the Commission by the Company, are included with this Information Statement:

1.	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006;
2.	Annual Report on Form 10-KSB for the year ended December 31, 2005

The above Information Statement and Notice of Annual Meeting are sent by order of the Board of Directors.

By Order of the Board of Directors /s/ Steve S. Sinohui Steve S. Sinohui Chairman of the Board and Chief Executive Officer

EXHIBIT A

RESTATED ARTICLES OF INCORPORATION WITH AMENDMENTS
SIN HOLDINGS, INC.

     Pursuant to the provisions of the Colorado Business Corporation Act, Sections 7-110-105 and 107(1), C.R.S. 1994, as amended, the undersigned corporation adopts the following Restated Articles of Incorporation that includes amendments to the Articles of Incorporation.

     FIRST: The name of the corporation is SIN Holdings, Inc.

     SECOND: The purposes for which the corporation is organized and its powers are as follows:

          A.     To engage in any lawful business or activity for which corporations may be organized under the laws of the State of Colorado; and

          B.     To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporation incorporated pursuant to Colorado law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

     THIRD: The aggregate number of shares which the corporation shall have authority to issue is 500,000,000 of which 400,000,000 shall be designated as common stock, $0.001 par value per share and 100,000,000 shall be designated at preferred stock, $0.001 par value per share.

     Common Stock.

     (a)      The holders of common stock shall have and possess all rights as shareholders of the corporation except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the outstanding preferred stock. All common stock, when duly issued, shall be fully paid and nonassessable. The holders of common stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

     (b)      Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each shareholder of common stock shall have as many votes for each share held by him as there are directors to be elected by the common shareholders and for whose election the shareholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

     (c)      The holders of the shares of common stock shall be entitled to receive the net assets of the Corporation upon dissolution or liquidation, subject to the payment of any preferences thereto applicable to outstanding preferred stock.

     Preferred Stock. The Corporation may divide and issue the preferred stock in series. Preferred shares of each series when issued shall be designated to distinguish them from the shares of all other series. The board of directors hereby is expressly vested with authority to divide the class of preferred stock into series and to fix and determine the relative rights, limitations and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the state of Colorado in respect of the following:

     (a)      The number of shares to constitute such series, and the distinctive designations thereof;
     (b)      The rate and preference of any dividends and the time of payment of any dividends, whether dividends are cumulative and the date from which any dividends shall accrue;
     (c)      Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
     (d)      The amount payable upon shares in event of involuntary liquidation;
     (e)     The amount payable upon shares in event of voluntary liquidation;
     (f)      Sinking fund or other provisions, if any, for the redemption or purchase of shares;
     (g)      The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
     (h)      Voting rights, if any; and

     (i)     Any other relative rights and preferences of shares of such series, including without limitation any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

     FOURTH: The street address of the initial registered office of the corporation is 3225 S. Garrison, Unit 21, Lakewood, Colorado 80227 and the name of the initial registered agent at such address is Steve Sinohui.

     FIFTH: The address of the initial principal office of the corporation is 3225 S. Garrison, Unit 21, Lakewood, Colorado 80227.

     SIXTH: The corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors. The number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors. The following person is elected to serve as the corporation’s initial director until the first annual meeting of shareholders or until his successors are duly elected and qualified:

NAME	ADDRESS
Steve Sinohui	3225 S. Garrison, Unit 21
Lakewood, Colorado 80227

     SEVENTH: Cumulative voting shall not be permitted in the election of directors or otherwise.

     EIGHTH: The shareholders shall not have preemptive rights to the extent permitted by the laws of the State of Colorado.

     NINTH: A majority of the votes entitled to be cast on any matter by each voting group entitled to vote on a matter shall constitute a quorum of that voting group for action on that matter at any meeting of shareholders.

     TENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

     A.      Conflicting Interest Transactions. As used in this paragraph, “conflicting interest transactions” means any of the following: (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation’s board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director’s vote is counted for such purpose, if: (a) the material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than quorum; or (b) the material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (c) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

     B.      Loans and Guarantees for the Benefit of Directors. Neither the board of directors nor any committee thereof shall authorize a loan by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, until at least ten days written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders. The requirements of this subparagraph B are in addition to, and not in substitution for, the provisions of subparagraph A of this Article.

2

     C.      Indemnification. The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation’s request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

     D.      Limitation on Director’s Liability. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for beach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes, Section 7-106-401 or the Articles of Incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes, Section 7-108-401, provided that the personal liability of a director in this circumstances shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes, Section 7-106-401 or the Articles of Incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

     E.      Negation of Equitable Interests in Shares or Rights. Unless a person is recognized as a shareholder through procedures established by the corporation pursuant to Colorado Revised Statutes, Section 7-107-204 or any similar law, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes permitted by the Colorado Business Corporation Act, including without limitation all rights deriving from such shares, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limitation, a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to Colorado Revised Statutes, Section 7-107-204 or any similar applicable law, he shall not be entitled: (i) to receive notice of the meetings of the shareholders; (ii) to vote at such meetings; (iii) to examine a list of the shareholders; (iv) to be paid dividends or other distributions payable to shareholders; or (v) to own, enjoy and exercise any other rights deriving from such shares against the corporation. Nothing contained herein will be construed to deprive any beneficial shareholder, as defined in Colorado Revised Statutes, Section 7-113-101(1), of any right he may have pursuant to Article 113 of the Colorado Business Corporation Act or any subsequent law.

     ELEVENTH: Any action required or permitted by the Colorado Business Corporation Act (“Act”) to be taken at a shareholders’ meeting may be taken without a meeting of shareholders if shareholders holding shares entitled to not less than the minimum votes that would have been required to take the action at a shareholders’ meeting consent to such action in writing in accordance with the requirements of Section 7-107-104 of the Act.

     IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated Articles of Incorporation this ___ day of January, 2007.

/s/ Steve S. Sinohui Steve S. Sinohui

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